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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934



Date of Report (Date of earliest event reported)   July 31, 1996
                                                 -----------------



                          Sizzler International, Inc.
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             (Exact name of registrant as specified in its charter)


    Delaware                     1-10711                      95-4307254
- -----------------              -----------                  ---------------
(State or other               (Commission                  (I.R.S. Employer
 jurisdiction of               File Number)                 Identification No.)
 incorporation)


         12655 West Jefferson Boulevard, Los Angeles, California    90066
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            (Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code    (310) 827-2300
                                                    -------------------


                                Not Applicable
          ------------------------------------------------------------
         (Former name of former address, if changed since last report.)
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Item 2.   Acquisition or Disposition of Assets

     Effective July 31, 1996, Sizzler restaurants International, Inc. ("SRI") and Collins Properties, Inc. ("CPI"), subsidiaries of the Registrant, entered into a loan agreement with Foothill Capital Corporation. The two-year, $15 million facility, which represents debtor-in-possession financing for SRI and CPI, is secured by the general assets of these two Chapter 11 debtors.

     Collateral for the loan includes the various trademarks used in connection with the Registrant's business and approximately 69 operating and non-operating real properties in the United States, as well as cash, equipment, inventory, general intangibles, accounts, instruments, books and records, and proceeds.

     The debt financing was approved by order of the U.S. Bankruptcy Court for the Central District of California on July 15, 1996.

Item 7.   Financial Statements and Exhibits

          (c)  Exhibits:

          Number                      Description
          ------                      -----------

          10.1 Loan and Security Agreement by and among Sizzler Restaurants International, Inc., Collins Properties, Inc., and Foothill Capital Corporation dated as of July 15, 1996.


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      Sizzler International, Inc.


                                      By: /s/ Ryan Tondro
                                          ------------------------
                                              Ryan Tondro


August 14, 1996                       Its: Vice President, Controller